                                                                   Exhibit 2


                       PLAN OF MERGER AND REORGANIZATION
                                 BY AND BETWEEN
                            TWENTIETH BANCORP, INC.
                                      AND
                             HORIZON BANCORP, INC.


 THIS AGREEMENT (hereinafter called "Agreement") is entered into as of the ____ day ______________, 1996, by and between TWENTIETH BANCORP, INC. ("Twentieth Bancorp") and HORIZON BANCORP, INC. ("Horizon Bancorp").

 WHEREAS, Twentieth Bancorp is a West Virginia bank holding company with its principal office and place of business located in Huntington, West Virginia; and

 WHEREAS, Twentieth Bancorp is the sole shareholder of The Twentieth Street Bank, a West Virginia banking corporation with its principal office and place of business located in Huntington, West Virginia (the "Bank"); and

 WHEREAS, Horizon Bancorp is a West Virginia bank holding company with its principal office and place of business located in Beckley, West Virginia; and

 WHEREAS, Horizon Bancorp and Twentieth Bancorp have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Twentieth Bancorp to be merged with and into Horizon Bancorp with the effect that each of the outstanding shares of Twentieth Bancorp's
$1.00   par value common stock ("Twentieth Bancorp Stock") will be converted into newly issued shares of Horizon Bancorp's $1.00 par value common stock ("Horizon Bancorp Stock"), all in the manner and upon the terms and conditions contained in this Agreement (the "Merger"); and

 WHEREAS, to effectuate the foregoing, Horizon Bancorp and Twentieth Bancorp desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

 WHEREAS, Twentieth Bancorp's Board of Directors has approved this Agreement and will recommend to Twentieth Bancorp's shareholders that they approve the transactions described herein; and

 WHEREAS, Horizon Bancorp's Board of Directors has approved this Agreement and will recommend to the Horizon Bancorp's shareholders that they approve the transactions described herein.

 NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Horizon Bancorp and Twentieth Bancorp hereby adopt and make this Agreement and mutually agree as follows:

                         ARTICLE I.  THE PLAN OF MERGER

1.1 NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are TWENTIETH BANCORP, INC. ("Twentieth Bancorp") and HORIZON BANCORP, INC. ("Horizon Bancorp").

1.2. NATURE OF TRANSACTION. Subject to the provisions of this Agreement, at the "Effective Time", defined below, Twentieth Bancorp shall be merged into and with Horizon Bancorp (the "Merger").

1.3. EFFECT OF MERGER; SURVIVING CORPORATION; CHANGE OF CORPORATE NAME. At the Effective Time and by reason of the Merger, the separate corporate existence of Twentieth Bancorp shall cease while the corporate existence of Horizon Bancorp as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, the Bank shall operate as a wholly-owned banking subsidiary of Horizon Bancorp and, as a West Virginia banking corporation, will conduct its business at the then legally established branches and main offices of the Bank.

1.4. ASSETS AND LIABILITIES OF TWENTIETH BANCORP. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Twentieth Bancorp (including without limitation all real, personal or mixed property, all of the Bank's issued and outstanding shares of capital stock, all debts due on whatever account, all other choses in action, insurance policies, and every other interest of or belonging to or due to Twentieth Bancorp, whether tangible or intangible) shall be transferred to and vest in Horizon Bancorp, and Horizon Bancorp shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature and shall assume the liabilities and lawful obligations of Twentieth Bancorp, all without any conveyance, assignment or further act or deed.

1.5. CONVERSION AND EXCHANGE OF STOCK.

A. CONVERSION OF TWENTIETH BANCORP STOCK. Except as otherwise provided herein, at the Effective Time all rights of Twentieth Bancorp's shareholders with respect to all then outstanding shares of Twentieth Bancorp Stock shall cease to exist and the holders of shares of Twentieth Bancorp Stock shall cease to be, and shall have no further rights as, shareholders of Twentieth Bancorp. As consideration for and to effectuate the Merger (and except as otherwise provided herein), each such outstanding share of Twentieth Bancorp Stock (other than shares held by Twentieth Bancorp as treasury shares or as to which "Dissenters Rights" are properly exercised) shall be converted, without any action on the part of the holder of such share, into 1.01 shares of Horizon Bancorp common stock (hereinafter the "Exchange Ratio"). For example, a Twentieth Bancorp shareholder having record ownership of 1,000 shares of Twentieth Bancorp Stock at the Effective Time shall receive in exchange therefor 1,010 shares of Horizon Bancorp Stock. In the event of any stock split, stock dividend or other recapitalization by Horizon Bancorp, the Exchange Ratio shall be adjusted proportionately.

B. EXCHANGE PROCEDURES. Following the Effective Time, certificates representing shares of Twentieth Bancorp Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, Horizon Bancorp Stock or in the case of shareholders who properly have exercised Dissenters Rights, cash in an amount determined as provided by law.

   At the Effective Time, Horizon Bancorp shall issue and deliver to Harris Trust and Savings Bank, Chicago, Illinois, in its capacity as the transfer agent of Horizon Bancorp Stock (the "Transfer Agent"), one certificate representing the aggregate number of whole shares of Horizon Bancorp Stock, into which outstanding shares of Twentieth Bancorp Stock have been converted as provided above. As promptly as practicable following the Effective Time, Horizon Bancorp shall send or cause to be sent to each former shareholder of Twentieth Bancorp of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with Horizon Bancorp's above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Twentieth Bancorp of his or her Old Certificates(s), and in exchange therefor, the Transfer Agent shall issue, register and deliver to the shareholder a certificate evidencing the number of shares of Horizon Bancorp Stock to which the shareholder is entitled.

   Following the Effective Time there shall be no further transfers of Twentieth Bancorp Stock on the stock transfer books of Twentieth Bancorp or the registration of any transfer of an Old Certificate by any holder thereof, and the surrender of each Old Certificate as provided herein must be made by, or on behalf of its holder of record at the Effective Time.

C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of Horizon Bancorp Stock will be issued to any former shareholder of Twentieth Bancorp, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Horizon Bancorp Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of Horizon Bancorp Stock, Horizon Bancorp will deliver cash to the Transfer Agent in an amount equal to the aggregate "Market Value" as defined below, of all such fractional shares, and in such event the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Twentieth Bancorp in accordance with their respective interests. "Market Value" shall mean the average of the reported daily closing prices of Horizon Bancorp Stock on the Nasdaq National Market during the period of ten (10) consecutive trading days ending on the business day immediately preceding the date of the special meeting of shareholders of Twentieth Bancorp called for purposes of approving the Merger.

D. SURRENDER OF CERTIFICATES. Subject to the paragraph below concerning lost certificates, no Horizon Bancorp Stock certificate shall be delivered to any former shareholder of Twentieth Bancorp unless and until such shareholder shall have properly surrendered to the Transfer Agent the old Certificate(s) formerly representing his or her shares of Twentieth Bancorp Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Horizon Bancorp for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Horizon Bancorp Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Old Certificate(s) the Transfer Agent shall pay to the registered holder of the shares of Horizon Bancorp Stock represented by such

    Old Certificate(s) the amount of any such dividends or other distributions which have accrued but remain unpaid with respect to such shares. Neither Twentieth Bancorp, Horizon Bancorp nor the Transfer Agent shall have any obligation to pay any interest on any such dividends or distributions for any period prior to such payment.

E. DISSENTERS. Any shareholder of Twentieth Bancorp who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Sections 31-1-122 and 31-1-123 of the West Virginia Code of 1931, as amended (the "West Virginia Code") ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Twentieth Bancorp stock in the manner and pursuant to the procedures provided therein. Shares of Twentieth Bancorp Stock held by persons who exercise Dissenters Rights shall not be converted into Horizon Bancorp Stock; provided, however, that if any shareholder of Twentieth Bancorp who exercises Dissenters Rights shall fail to perfect his or her right to receive cash or effectively shall waive or lose such right, then each of his or her shares of Twentieth Bancorp Stock, at Horizon Bancorp's sole option, shall be deemed to have been converted into Horizon Bancorp Stock as of the Effective Time. Any shares of Horizon Bancorp Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Twentieth Bancorp Stock because of the exercise of Dissenters Rights may be sold by the Transfer Agent at public auction or by private sale, or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by Horizon Bancorp.

 F. LOST CERTIFICATES. Any shareholder of Twentieth Bancorp whose certificate evidencing shares of Twentieth Bancorp Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Horizon Bancorp Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Horizon Bancorp (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and Horizon Bancorp).

G. OUTSTANDING HORIZON BANCORP STOCK. The status of the shares of Horizon Bancorp Stock which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

H. OUTSTANDING STOCK OF THE BANK. Except as provided in Paragraph 1.4 above, the status of the shares of capital stock of the Bank which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

1.6. CERTIFICATE OF INCORPORATION, BYLAWS AND MANAGEMENT. The Certificate of Incorporation and Bylaws of Horizon Bancorp in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of Horizon Bancorp as the surviving corporation. The officers and directors of Horizon Bancorp in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.7. CLOSING AND EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Robinson & McElwee in Charleston, West Virginia, or at such other place as Horizon Bancorp shall designate, on a date specified by Horizon Bancorp (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities. At the

 Closing, Horizon Bancorp and Twentieth Bancorp shall take such actions (including without limitation the delivery of certain closing documents and the execution of a Certificate of Merger under West Virginia law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

 Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall become effective on the date and at the time (the "Effective Time") specified in the Certificate of Merger filed with the appropriate governmental body in accordance with law; provided, however, that the Effective Time shall in no event be more than ten (10) days following the Closing Date.

1.8 USE OF ACQUISITION SUBSIDIARY. Horizon Bancorp reserves the right to form a wholly-owned subsidiary to be merged with Twentieth Bancorp in which case all terms and conditions of this Agreement shall remain the same except that (1) the subsidiary shall adopt and agree to be bound by this Agreement, (2) if required by Horizon Bancorp a separate merger agreement reflecting the substantive terms as stated herein of the transaction shall be entered into by the subsidiary and Twentieth Bancorp and (3) Twentieth Bancorp shall be merged into the subsidiary rather than into Horizon Bancorp.


                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES

2.1. REPRESENTATIONS AND WARRANTIES OF TWENTIETH BANCORP. Except as otherwise disclosed herein or previously disclosed to Horizon Bancorp in writing in the form of a document specifically designated as a "Disclosure Statement" (the "Twentieth Bancorp Disclosure Statement") which shall be delivered by Twentieth Bancorp to Horizon Bancorp within ten (10) days of the execution of this Agreement, Twentieth Bancorp hereby represents and warrants to Horizon Bancorp as follows:

A. ORGANIZATION; STANDING; POWER. Twentieth Bancorp and the Bank (i) are duly organized and incorporated, validly existing and in good standing (as a holding company and a banking corporation, respectively) under the laws of the State of West Virginia; (ii) have all requisite power and authority (corporate and other) to own, lease and operate their properties and to carry on their business as now being conducted; (iii) are duly qualified to do business and are in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by them therein or in which the transaction of their business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Twentieth Bancorp or the Bank; and (iv) are not transacting business or operating any properties owned or leased by them in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Twentieth Bancorp or the Bank.

B. CAPITAL STOCK. Twentieth Bancorp's authorized capital stock consists of Three Million Six Hundred Thousand (3,600,000) shares of Twentieth Bancorp Stock, of which One Million Eight Hundred Thousand (1,800,000) shares are issued and outstanding and constitute Twentieth Bancorp's only outstanding securities.

  Each outstanding share of Twentieth Bancorp Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) is subject to the registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

  The Bank's authorized capital stock consists of one million eighty eight thousand two hundred and fifty (1,088,250) shares of common stock, Ten Dollars ($10.00) par value ("Bank Stock"), of which one million eighty eight thousand two hundred and fifty (1,088,250) shares are outstanding and issued to Twentieth Bancorp and which constitute the Bank's only outstanding securities. Each outstanding share of Bank Stock has been duly authorized and is validly issued and outstanding and is fully paid and nonassessable.

C. PRINCIPAL SHAREHOLDERS. Except as set forth in Twentieth Bancorp's Disclosure Statement, no person or entity is known to Twentieth Bancorp to beneficially own, directly or indirectly, more than five percent (5%) of the outstanding shares of Twentieth Bancorp Stock.

D. SUBSIDIARIES. The Bank is Twentieth Bancorp's only subsidiary. The Bank has no subsidiaries. Neither Twentieth Bancorp nor the Bank own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

E. CONVERTIBLE SECURITIES, OPTIONS, ETC. Twentieth Bancorp and the Bank do not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Twentieth Bancorp Stock or Bank Stock or any other securities of Twentieth Bancorp or the Bank, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Twentieth Bancorp Stock, or Bank Stock or any other securities of Twentieth Bancorp or the Bank, or
         (iii) plan, agreement or other arrangement pursuant to which shares of Twentieth Bancorp Stock or Bank Stock or any other securities of Twentieth Bancorp or the Bank or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or will be issued.

F. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Twentieth Bancorp's Board of Directors and executed and delivered on Twentieth Bancorp's behalf. Subject only to approval of this Agreement by the shareholders of Twentieth Bancorp in the manner required by law and required regulatory approval, (i) Twentieth Bancorp has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Twentieth Bancorp to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Twentieth Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

G. VALIDITY OF TRANSACTIONS AND ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Twentieth Bancorp with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws, of Twentieth Bancorp or the Bank or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Twentieth Bancorp or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Twentieth Bancorp or the Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Twentieth Bancorp or the Bank; or (v) interfere with or otherwise adversely affect the ability of either Twentieth Bancorp or the Bank to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of either Horizon Bancorp or the Bank to carry on such business after the Effective Time.

  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Twentieth Bancorp's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Twentieth Bancorp's shareholders and of governmental or regulatory authorities.

H. REGULATORY REPORTS. Twentieth Bancorp and the Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that are required to be filed with (i) the Board of Governors of the Federal Reserve System (the "FRB"), (ii) the Federal Deposit Insurance Corporation (the "FDIC") ,
         (iii) the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board"), (iv) the Securities and Exchange Commission (the "SEC"), and/or (v) any other governmental or regulatory authorities having jurisdiction over Twentieth Bancorp or the Bank (including all reports required to be filed under the 1934 Act). All such reports, registrations and statements filed by Twentieth Bancorp and the Bank with the FRB, the FDIC, the West Virginia Board, SEC or other such regulatory authority are collectively referred to hereinafter as the "Regulatory Reports". As of their respective dates, the Regulatory Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Twentieth Bancorp nor the Bank has been notified that any such Regulatory Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Twentieth Bancorp shall deliver to Horizon Bancorp, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by Twentieth Bancorp or the Bank with the FRB, the FDIC, the West Virginia Board, the SEC or any other regulatory authority.

I. FINANCIAL STATEMENTS. Twentieth Bancorp has delivered to Horizon Bancorp a copy of its consolidated balance sheets as of December 31, 1993 and December 31, 1994, and its consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, together with notes thereto and the audit reports (collectively, the "Twentieth Bancorp Financial Statements"), and (ii) its consolidated balance sheet as of September 30, 1995 and its statement of operations for the eleven (11) months ended November 31, 1995 (the "Twentieth Bancorp Interim Financial Statements"); and, following the date of this Agreement, Twentieth Bancorp promptly will deliver to Horizon Bancorp all other annual or interim financial statements prepared by or for Twentieth Bancorp or the Bank. The Twentieth Bancorp Financial Statements and the Twentieth Bancorp Interim Financial Statements (including any related notes and schedules thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with Regulation S-X of the 1934 Securities Exchange Act and present fairly Twentieth Bancorp's financial position, results of operations and cash flows as of the dates indicated and for the periods specified therein. The Twentieth Bancorp Financial Statements have been audited by Diamond, Leftwich, Goheen & Dunn, Twentieth Bancorp's independent certified public accountants.

J. TAX RETURNS AND OTHER TAX MATTERS. (i) Twentieth Bancorp and the Bank have timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Twentieth Bancorp, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, business and occupation, franchise, sales, use, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Twentieth Bancorp or the Bank or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Twentieth Bancorp Financial Statements; (iii) except as set forth in Twentieth Bancorp's Disclosure Statement, the tax returns and reports of Twentieth Bancorp and the Bank have not been subject to audit by the Internal Revenue Service (the "IRS") or the Department of Tax and Revenue of the State of West Virginia in the last ten (10) years and neither Twentieth Bancorp nor the Bank has received any indication of the pendency of any audit or examination in connection with any tax return or report and have no knowledge that any such return or report is subject to adjustment; and (iv) neither Twentieth Bancorp or the Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax.

K. ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1994, Twentieth Bancorp and the Bank have conducted their business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Twentieth Bancorp or the Bank or in their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations except as may be set forth in Twentieth Bancorp's Disclosure Statement.

L. ABSENCE OF UNDISCLOSED LIABILITIES. Twentieth Bancorp and the Bank do not have any liabilities or obligations, whether matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than
         (i) those reflected in the Twentieth Bancorp Financial Statements or the Twentieth Bancorp Interim

         Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of their business since November 30, 1995 which are not individually or in the aggregate, material to Twentieth Bancorp and the Bank.

M. COMPLIANCE WITH EXISTING OBLIGATIONS. Twentieth Bancorp and the Bank have performed in all material respects all obligations required to be performed by them under, and they are not in default in any respect under, or in violation in any respect of, the terms and conditions of their respective Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Twentieth Bancorp and the Bank is bound or by which the business, capital stock or any property or asset of Twentieth Bancorp or the Bank may be affected.

N.       LITIGATION AND COMPLIANCE WITH LAW.

              (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Twentieth Bancorp and the Bank any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Twentieth Bancorp and the Bank threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Twentieth Bancorp or the Bank or any of their properties, assets or employees which, if determined adversely, could result in liability on the part of Twentieth Bancorp or the Bank for, or subject Twentieth Bancorp or the Bank to, monetary damages, fines or penalties or an injunction, or which could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp or the Bank or on the ability of Twentieth Bancorp to consummate the Merger.

              (ii) Twentieth Bancorp and the Bank have all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of their business or to own, lease and operate their properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Twentieth Bancorp or the Bank, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

              (iii) With the exception of that certain Memorandum of Understanding dated as of December 12, 1994, a copy of which has been provided to Horizon Bancorp, neither Twentieth Bancorp or the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the West Virginia Board) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Twentieth Bancorp or the Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Twentieth Bancorp or the Bank; and, neither Twentieth Bancorp nor the Bank has been advised nor has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

              (iv) Neither Twentieth Bancorp nor the Bank is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of West Virginia law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Bank) and to the best of the knowledge and belief of the directors and officers of Twentieth Bancorp and Bank, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

O. REAL PROPERTIES. The Twentieth Bancorp Disclosure Statement and/or its Financial Statements lists all real property owned by Twentieth Bancorp and the Bank including improvements thereon (including the Bank's banking facilities and all other real estate or foreclosed properties including improvements thereon owned by the Bank) ("Real Property") and all leases pertaining to any such Real Property to which Twentieth Bancorp or the Bank is a party ("Real Property Leases"). With respect to all Real Property, Twentieth Bancorp or the Bank has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Twentieth Bancorp or the Bank (as lessor or lessee) or its respective lessor or lessee which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

         To the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial purposes as a matter of right rather than as a conditional or nonconforming use.

         All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which interferes (or will interfere after the Merger) with the use or affects the economic value thereof.

P.       LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

              (i) All loans, accounts, notes and other receivables reflected as assets on the Bank's books and records (A) have resulted from bona fide business transactions in the ordinary course of the Bank's operations, (B) in all material respects were made in accordance with the Bank's standard loan policies and procedures, and (C) are owned by the Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

              (ii) All records of the Bank regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which the Bank's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Bank's records of such loan.

              (iii) To the best knowledge of management of Twentieth Bancorp and the Bank, each loan reflected as an asset on the Bank's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

              (iv) Twentieth Bancorp previously has furnished to Horizon Bancorp (A) a written listing of each loan, extension of credit or other asset of the Bank which, as of December 31,1995, is classified by the FRB, the FDIC, the West Virginia Board, or by the Bank as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which the Bank has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and
         (B) a written listing of each loan or extension of credit of the Bank which, as of December 31, 1995, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

              (v) The Bank's reserve for possible losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FRB and rules and policies of the FRB, the FDIC, the SEC and the West Virginia Board and, in the best judgment of management of Twentieth Bancorp and the Bank, is reasonable in view of the size and character of the Bank's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in the Bank's loan portfolio and other real estate owned. At December 31,1995, the Bank's Loan Loss Reserve was Two Million Dollars ($2,000,000).

Q. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Twentieth Bancorp or the Bank (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Twentieth Bancorp or the Bank to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Twentieth Bancorp or the Bank is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which the Bank has "purchased" securities under agreement to resell, the Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to the Bank which is secured by such collateral.

                 Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 1994, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Twentieth Bancorp's or the Bank's securities portfolio as a whole.

R. PERSONAL PROPERTY AND OTHER ASSETS. All assets of Twentieth Bancorp or the Bank other than those other assets referred to in Paragraphs 2.1.o., 2.1.p. and 2.1.q above (but including all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of the Bank or otherwise used by either Twentieth Bancorp or the Bank in the operation of its business) are owned by Twentieth Bancorp or the Bank free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All of Twentieth Bancorp's and the Bank's personal property material to its respective business is in good operating condition and repair, ordinary wear and tear excepted.

S. PATENTS AND TRADEMARKS. Twentieth Bancorp and the Bank own, possess or have the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct their business as now conducted; and, neither Twentieth Bancorp nor the Bank has violated, or currently is in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

T.       ENVIRONMENTAL MATTERS.

                 (i) Twentieth Bancorp has delivered to Horizon Bancorp copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property or any of the Bank's Loan Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise the Real Property, any Loan Collateral or otherwise involving Twentieth Bancorp or the Bank.


                 (ii) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, the Loan Collateral, which constitutes a violation of any Environmental Laws.

                 (iii) Neither Twentieth Bancorp nor the Bank is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, any Loan Collateral by the Bank or any other person or entity.

                 (iv) No facts, events or conditions relating to the Real Property or, to the best knowledge of management of Twentieth Bancorp and the Bank, any Loan Collateral, or the operations of the Bank at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                 (v) For purposes of this Agreement, "Environmental Laws" shall include:

                    (A) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                    (B)   all contractual agreements, and

                    (C) all common law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

         For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBS; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions (or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

U.       ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS.   Except as set forth in
         Twentieth Bancorp's Disclosure Statement, no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Twentieth Bancorp or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein, and Twentieth Bancorp has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

V. EMPLOYMENT AGREEMENTS AND MATTERS. Neither Twentieth Bancorp nor the Bank is a party to or bound by any oral or written employment agreement, express or implied, with any of its directors, officers or employees, or to any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. Each of Twentieth Bancorp and the Bank (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all compensation for labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or when Twentieth Bancorp or the Bank has a policy or practice of making such payments, and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters. There is no pending or threatened dispute or strike involving Twentieth Bancorp or the Bank and any of their respective employees, or any pending or threatened proceeding in which it is asserted that Twentieth Bancorp or the Bank has committed an unfair labor practice; and, none of Twentieth Bancorp or the Bank is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

W. MATERIAL CONTRACTS. Except for those documents described in the Twentieth Bancorp Disclosure Statement (true, correct and complete copies of which have been provided by Twentieth Bancorp to Horizon Bancorp) neither Twentieth Bancorp nor the Bank is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of Fifty Thousand Dollars ($50,000), (ii) which is not to be performed in full prior to June 30, 1996, (iii) which calls for the provision of goods or services to Twentieth Bancorp or the Bank and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Twentieth Bancorp or the Bank and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits the Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Bank's business), (vii) which involves the purchase or sale of any assets of Twentieth Bancorp or the Bank, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Twentieth Bancorp or the Bank, or (viii) with any director, officer or principal shareholder of Twentieth Bancorp or the Bank including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of the Bank's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons.

                 Neither Twentieth Bancorp nor the Bank is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp or the Bank.

X.       EMPLOYEE BENEFIT PLANS.

              (i) The Twentieth Bancorp Disclosure Statement contains a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Twentieth Bancorp or the Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, will be promptly supplied to Horizon Bancorp. Except as provided in the Twentieth Bancorp Disclosure Statement, neither Twentieth Bancorp nor the Bank maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a determination letter from the IRS and neither Twentieth Bancorp nor the Bank is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Twentieth Bancorp or the Bank) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

                 (ii) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Twentieth Bancorp or the Bank to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Twentieth Bancorp or the Bank. Neither Twentieth Bancorp nor the Bank has engaged in a transaction with respect to any Plan that could subject Twentieth Bancorp or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA and neither has any welfare or benefit plan which promises or provides for post-retirement or post-employment benefits or payments.

                 (iii) Twentieth Bancorp will promptly deliver to Horizon Bancorp a true, correct and complete copy (including copies of all amendments thereto) of any Retirement Plan of Twentieth Bancorp and the Bank (the "Retirement Plan"), together with true, correct and complete copies of the summary plan description relating to the Retirement Plan, the most recent determination letter received from the IRS regarding the Retirement Plan, and the most recent Annual Report (Form 5500 series) and related schedules, if any, for the Retirement Plan.

                          The Retirement Plan is qualified under the provisions of Section 401(a) of the Code, the trust under the Retirement Plan is an exempt trust under Section 501(a) of the Code, and a determination letter with respect to the Retirement Plan to said effect, including a determination letter covering the current terms and provisions of the Retirement Plan. There are no issues relating to said qualification or exemption of the Retirement Plan currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plan and the administration thereof meet (and have met since the establishment of the Retirement
         Plan) all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plan and do not violate (and since the establishment of the Retirement Plan have not violated) any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plan required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Retirement Plan or the administration thereof currently existing between Twentieth Bancorp or the Bank, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Twentieth Bancorp or the Bank or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plan.

                 (iv) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Twentieth Bancorp or the Bank with respect to the Retirement Plan or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Twentieth Bancorp or the Bank. Neither Twentieth Bancorp nor the Bank presently contributes to a "Multiemployer Plan" or has contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plan and any other "pension plan" (as defined in Section 3(2) of ERISA) maintained by Twentieth Bancorp or the Bank) have been timely made. Neither the Retirement Plan nor any other "pension plan" maintained by Twentieth Bancorp or the Bank has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
         Section 302 of ERISA. Neither Twentieth Bancorp nor the Bank has provided, or is required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plan and any other "pension plan" maintained by Twentieth Bancorp or the Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

                 (v) There are no restrictions on the rights of Twentieth Bancorp or the Bank to amend or terminate any Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (A) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant,
         (B) increase any benefits otherwise payable under any plan or agreement, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

Y. INSURANCE. Twentieth Bancorp and the Bank have in effect a "banker's blanket bond" and other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as listed in the Twentieth Bancorp Disclosure Statement (the "Policies") . The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Twentieth Bancorp or the Bank or as is required by applicable law or regulation; and, in the reasonable opinion of management of Twentieth Bancorp and the Bank, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Twentieth Bancorp and the Bank. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in West Virginia; and, Twentieth Bancorp and the Bank have taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Twentieth Bancorp nor the Bank is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and neither Twentieth Bancorp or the Bank is aware of any facts which would form the basis of any such claim), and neither Twentieth Bancorp or the Bank has knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

Z. INSURANCE OF DEPOSIT. All deposits of the Bank are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from the Bank to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of the Bank's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

AA. SALARIES AND WAGES; STOCK OWNERSHIP; OPTIONS GRANTED. The Twentieth Bancorp Disclosure Statement lists (i) the name and current salary or wage rate for each present employee of Twentieth Bancorp or the Bank who presently is scheduled to receive, or who is reasonably likely to receive, total compensation (including any bonus or incentive compensation) during or for 1995 or 1996 in an amount exceeding Twenty Five Thousand Dollars ($25,000.00); (ii) the name of and number of shares of Twentieth Bancorp Stock beneficially owned by each of the directors and principal officers of Twentieth Bancorp and the Bank and by any person or entity known to Twentieth Bancorp to beneficially own five percent (5%) or more of Twentieth Bancorp Stock; and (iii) the name of and number of outstanding options held by each person to whom a stock option has been granted and currently is outstanding under any stock option or other plan.

BB. AFFILIATES. The Twentieth Bancorp Disclosure Statement lists each of those persons deemed by Twentieth Bancorp and its counsel as of the date of this Agreement to be an "Affiliate" of

         Twentieth Bancorp as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "1933 Act").

CC. OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of management of Twentieth Bancorp, there exists no fact or condition (including the Bank's record of compliance with the Community Reinvestment Act) relating to Twentieth Bancorp or the Bank that may reasonably be expected to (i) prevent or materially impede or delay Horizon Bancorp or Twentieth Bancorp from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Twentieth Bancorp or the Bank, Twentieth Bancorp shall promptly (and in any event within three (3) days after obtaining such knowledge) communicate such fact or condition to Horizon Bancorp or (iii) prevent accounting for the transaction as a pooling of interests.

DD. DISCLOSURE. To the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Twentieth Bancorp or the Bank at any time to Horizon Bancorp in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Twentieth Bancorp or the Bank to Horizon Bancorp is or will be a true and complete copy of such document, unmodified except by another document delivered thereby.

2.2. REPRESENTATIONS AND WARRANTIES OF HORIZON BANCORP. Except as otherwise disclosed herein or disclosed to Twentieth Bancorp in writing in the form of a document specifically designated as a "Disclosure Statement" (the "Horizon Disclosure Statement") which will be delivered by Horizon Bancorp to Twentieth Bancorp within ten (10) days of the execution of this Agreement, Horizon Bancorp hereby represents and warrants to Twentieth Bancorp as follows:

A. ORGANIZATION; STANDING; POWER. Horizon Bancorp (i) is duly organized and incorporated, validly (existing and in good standing (as a business corporation) under the laws of West Virginia, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its business as now being conducted,
         (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where failure so to qualify would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise.

B. CAPITAL STOCK. Horizon Bancorp's authorized capital stock consists of Five Million (5,000,000) shares of Horizon Bancorp Stock. As of December 31, 1995, an aggregate of Two Million Thirty Five Thousand Six Hundred Seventy (2,835,670) shares of Horizon Bancorp Stock had been issued and were outstanding, and 4,540 shares are held as treasury stock. Horizon Bancorp's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Horizon Bancorp Stock issued to Twentieth Bancorp's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

C. CONVERTIBLE SECURITIES, OPTIONS, ETC. Except in connection with Horizon Bancorp's Incentive Stock Option Plan and its dividend reinvestment plan, Horizon Bancorp has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Horizon Bancorp Stock or any other securities of Horizon Bancorp, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Horizon Bancorp Stock or any other securities of Horizon Bancorp, or (iii) plan, agreement or other arrangement pursuant to which shares of Horizon Bancorp Stock or any other securities of Horizon Bancorp, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

D. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Horizon Bancorp's Board of Directors and executed and delivered on Horizon Bancorp's behalf. Subject only to approval of this Agreement by the shareholders of Horizon Bancorp in the manner required by law and required regulatory approval, (i) Horizon Bancorp has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize Horizon Bancorp to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Horizon Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

E. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Horizon Bancorp with any of its obligations or agreements contained herein, will:

                 (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Horizon Bancorp's Certificate of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Horizon Bancorp is bound or by which it, its business, capital stock or any of its respective properties or assets may be affected;

                 (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Horizon Bancorp's properties or assets;

                 (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body;

                 (iv) result in the acceleration of any obligation or indebtedness of Horizon Bancorp; or,

                 (v) interfere with or otherwise adversely affect Horizon Bancorp's ability to carry on its business as presently conducted.

                 No consents, approvals or waivers are required to be obtained from any person or entity in connection with Horizon Bancorp's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Horizon Bancorp's shareholders and of governmental or regulatory authorities.

F. HORIZON BANCORP REPORTS. Horizon Bancorp and its consolidated subsidiaries have timely filed all required Regulatory Reports. All such reports and statements are collectively referred to herein as the "Horizon Bancorp Reports." As of their respective dates, the Horizon Bancorp Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, Horizon Bancorp has not been notified that any such Horizon Bancorp Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Horizon Bancorp shall deliver to Twentieth Bancorp upon its request a copy of any report, registration, statement or other regulatory filing made by Horizon Bancorp or any of Horizon Bancorp's subsidiaries with the SEC, the FRB, the FDIC, the West Virginia Board or any other such regulatory authority.

G. HORIZON BANCORP FINANCIAL STATEMENTS. Horizon Bancorp has delivered to Twentieth Bancorp a copy of (i) Horizon Bancorp's consolidated balance sheets as of December 31, 1993 and December 31, 1994, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1992, December 31, 1993 and December 31, 1994 (the "Horizon Bancorp Financial Statements"), and (ii) Horizon Bancorp's consolidated balance sheet as of September 30, 1995 and its consolidated statement of operations for the eleven (11) months ended November 30, 1995 (the "Horizon Bancorp Interim Financial Statements"). The Horizon Bancorp Financial Statements and the Horizon Bancorp Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, the Horizon Bancorp Financial Statements have been audited and certified by Horizon Bancorp's independent accountants, Ernst & Young, L.L.P. and the Horizon Bancorp Financial Statements and the Horizon Bancorp Interim Financial Statements present fairly Horizon Bancorp's consolidated financial position, results of operations, and cash flows as of the dates and for the periods specified therein.

H. ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1994, there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting Horizon Bancorp's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

I.       ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS.

                 Except as set forth in Horizon Bancorp's Disclosure Statement no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Horizon Bancorp or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, Horizon Bancorp has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

J. OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of Horizon Bancorp, no fact or condition (including the record of compliance with the Community Reinvestment Act by Horizon Bancorp subsidiaries) relating to Horizon Bancorp exists that may reasonably be expected to (i) prevent or materially impede or delay Horizon Bancorp or Twentieth Bancorp from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of Horizon Bancorp, Horizon Bancorp promptly (and in any event within three (3) days after obtaining such knowledge) shall communicate such fact or condition to Twentieth Bancorp or (iii) prevent accounting for the transaction as a pooling of interests.

K. DISCLOSURE. To the best of the knowledge and belief of Horizon Bancorp, no written statement, certificate, schedule, list or written information furnished by or on behalf of Horizon Bancorp at any time to Twentieth Bancorp in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Horizon Bancorp to Twentieth Bancorp is or will be a true and complete copy of such document, unmodified except by another document delivered by Horizon Bancorp.


                  ARTICLE III.  COVENANTS OF TWENTIETH BANCORP

3.1. AFFIRMATIVE COVENANTS OF TWENTIETH BANCORP. Twentieth Bancorp hereby covenants and agrees as follows with Horizon Bancorp:

A. "AFFILIATES" OF TWENTIETH BANCORP. Twentieth Bancorp will use its best efforts to cause each Affiliate listed in the Twentieth Bancorp Disclosure Statement (as well as each additional person who shall become an Affiliate of Twentieth Bancorp after the date of this Agreement or who shall be deemed by Horizon Bancorp or its counsel, in their sole discretion, to be an Affiliate of Twentieth Bancorp, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Twentieth Bancorp) to execute and deliver to Horizon Bancorp prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Horizon Bancorp Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Horizon Bancorp. Certificates for the shares of Horizon Bancorp Stock issued to Affiliates of Twentieth Bancorp shall bear a restrictive legend with respect to the restrictions applicable to such shares.

B.       CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME.   While the parties
         recognize that the operation of Twentieth Bancorp until the Effective Time is the responsibility of Twentieth Bancorp and its Board of Directors and officers, Twentieth Bancorp agrees that, between the date of this Agreement and the Effective Time, Twentieth Bancorp will carry on its business, in and only in the regular and usual course in substantially, the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Twentieth Bancorp agrees that it and, where applicable, the Bank will:

                 (i) preserve intact their present business organization, keep available their present officers, and preserve their relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

                 (ii) maintain all of their properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                 (iii) maintain their books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                 (iv) comply with all laws, rules and regulations applicable to them, their properties, assets or employees and to the conduct of their business;

                 (v) continue to maintain in force insurance; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

                 (vi) use their best efforts to modify their lending, personnel, and other operating policies and procedures prior to the Effective Time so as to be as consistent as practicable with those of Horizon Bancorp and its banking corporation subsidiaries; and, promptly provide to Horizon Bancorp such information about Twentieth Bancorp and the Bank and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as Horizon Bancorp reasonably shall request.

C. PERIODIC INFORMATION REGARDING LOANS. All new extensions of credit by the Bank in excess of $250,000 and any further extensions of credit to existing borrowers that have not made timely payments in the past will be submitted to Horizon Bancorp on a before-the-fact basis for Horizon Bancorp's review but not approval within three (3) business days prior to the Bank's issuance of a commitment on such loan.

                 Additionally, Twentieth Bancorp agrees to make available and provide to Horizon Bancorp the following information with respect to the Bank's loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 1995, and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of the Bank's business and to be furnished within fifteen (15) days of the end of each month ending after the date hereof:

                 (i) a list of Loans past due for thirty (30) days or more as to principal or interest;

                 (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve (to be furnished within fifteen (15) days of the end of each calendar quarter after the date hereof unless prepared on a more frequent basis), which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

                 (iii)    a list of Loans in nonaccrual status;

                 (iv) a list of all Loans over Twenty-Five Thousand Dollars ($25,000.00) without principal reduction for a period of longer than one year;

                 (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                 (vi) a list of reworked or restructured Loans over Twenty-Five Thousand Dollars ($25,000.00) and still outstanding, including original terms, restructured terms and status; and

                 (vii) a list of all impaired loans as so classified under GAAP; and

                 (viii) a list of any actual or threatened litigation by or against the Bank pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

D. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Twentieth Bancorp promptly will notify Horizon Bancorp in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Twentieth Bancorp herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Twentieth Bancorp's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 6.1. or 6.3. below.

E. CONSENTS TO ASSIGNMENT OF LEASES. Twentieth Bancorp will use its best efforts to obtain all required consents of its lessors to the assignment to Horizon Bancorp of Twentieth Bancorp's rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by Horizon Bancorp.

F. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Twentieth Bancorp covenants and agrees with Horizon Bancorp that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it or the Bank hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Horizon Bancorp all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Twentieth Bancorp in consummating such transactions, and,
         (iii) will cooperate with Horizon Bancorp in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

3.2. NEGATIVE COVENANTS OF TWENTIETH BANCORP. Twentieth Bancorp hereby covenants and agrees that, between the date hereof and the Effective Time, Twentieth Bancorp or, if applicable, the Bank, will not do any of the following things or take any of the following actions without the prior written consent and authorization of Horizon Bancorp:

A. AMENDMENTS TO ARTICLES OF INCORPORATION, ETC. Amend its Articles of Incorporation or Bylaws.

B. CHANGE IN CAPITAL STOCK. (i) Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

C. OPTIONS, WARRANTS AND RIGHTS. Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

D. DIVIDENDS. Declare or pay any dividends on outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders except in the same manner and amounts no greater than were paid in 1995.

E. EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Twentieth Bancorp or the Bank without cost or other liability on no more than thirty (30) days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

F. INCREASE IN COMPENSATION. Increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants, other than standard, customary adjustments and merit increases which in the aggregate do not exceed $120,000 including 1995 officer bonuses.

G. ACCOUNTING PRACTICES. Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

H. ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

I. CHANGES IN BUSINESS PRACTICES. Except as may be required by the FRB, the FDIC, the West Virginia Board or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraphs 3.1.b. above).

J. EXCLUSIVE MERGER AGREEMENT. Directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Horizon Bancorp) relating to a merger or other acquisition of Twentieth Bancorp or the purchase or acquisition of any Twentieth Bancorp Stock or any Bank Stock, any branch office of the Bank or all or any significant part of Twentieth Bancorp's or the Bank's assets; or provide assistance to any person in connection with any such offer;
         (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Twentieth Bancorp or the Bank or their respective business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of the Bank or all or any significant part of Twentieth Bancorp's or the Bank's assets to any other person or entity; or (iv) subject to its fiduciary duty to its shareholders enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

K.       ACQUISITION OR DISPOSITION OF ASSETS.

                 (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than Ten Thousand Dollars ($10,000) for any individual item or asset, or more than Twenty Five Thousand Dollars ($25,000) in the aggregate for all such items or assets;

                 (ii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of Fifty Thousand Dollars ($50,000) for any individual item or asset, or more than One Hundred Thousand Dollars ($100,000) in the aggregate for all such items or assets;

                 (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Twentieth Bancorp or the Bank for a period longer than twelve (12) months;

                 (iv) Sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                 (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under corporate name of Twentieth Bancorp or the Bank or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

         Notwithstanding the foregoing, the Bank may foreclose, bid in or otherwise dispose of loan collateral (real or personal) according to its usual and customary practice.

L. DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

M. LIENS; ENCUMBRANCES. Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances specifically described in the Twentieth Bancorp Disclosure Statement) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

N. WAIVER OF RIGHTS. Waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

O. OTHER CONTRACTS. Enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 3.2.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Twentieth Bancorp or the Bank would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Twentieth Bancorp or the Bank to make expenditures of more than Ten Thousand Dollars ($10,000) (other than contracts, agreements, commitments or understandings entered into in the ordinary course of the Bank's lending operations).


                   ARTICLE IV.  COVENANTS OF HORIZON BANCORP

4.1. COVENANTS OF HORIZON BANCORP. Horizon Bancorp hereby covenants and agrees as follows with Twentieth Bancorp:

A. NASDAQ NOTIFICATION OF LISTING OF ADDITIONAL SHARES OF HORIZON BANCORP STOCK. As soon as possible after the Effective Time, Horizon Bancorp shall file with Nasdaq such notifications and other materials (and shall pay such fees) as shall be required for the Nasdaq listing of the shares of Horizon Bancorp Stock to be issued to Twentieth Bancorp's shareholders.

B.       EMPLOYMENT AGREEMENT.   Horizon Bancorp consents and agrees that the
         Bank may offer employment contracts to Bernard C. McGinnis, III, Thomas L. McGinnis, and Brian Shepherd. Such employment contracts shall be for employment by the Bank at the individual's position, location and compensation as of January 1, 1996. With respect to Bernard C. McGinnis, III and Thomas L. McGinnis, the term for the employment contracts offered shall be three (3) years, from the Effective Time and the term of the employment contract offered to Brian Shepherd shall be two (2) years from the Effective Time. Such employment contracts shall be in substantially the form of Exhibit C attached hereto and incorporated herein by reference.

C.       EMPLOYEE BENEFITS.   After the Effective Time, Horizon Bancorp will
         review all employee benefits provided by the Bank. If such benefits are found by Horizon Bancorp to be substantially different in scope and coverage than the benefits provided to employees of other subsidiaries of Horizon Bancorp, then Horizon Bancorp may recommend to the Bank's Board of Directors appropriate modifications to the Bank's employee benefits. After the Effective Time, Horizon Bancorp shall cause the Bank to provide appropriate training and educational opportunities for all eligible employees of the Bank in order to provide them reasonable opportunity to assimilate with the operations of Horizon Bancorp.

D. INDEMNIFICATION OF DIRECTORS AND OFFICERS. After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Twentieth Bancorp or the Bank and their respective directors and officers, Horizon Bancorp shall indemnify, hold harmless and defend the directors and officers of Twentieth Bancorp and the Bank in office at the Effective Time from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, cost and expenses of every kind and nature including without limitation reasonable attorneys fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Twentieth Bancorp or the Bank through the Effective Time; provided, however, that Horizon Bancorp shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under West Virginia law, (ii) any act of self-dealing in violation of federal or state law, (iii) any act or omission which is ultimately determined to have constituted a breach of any implied or actual duty of fair dealing in connection with a lending obligation (such claims being commonly referred to as lender liability claims), any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (v) any violation or alleged violation of any federal or state law, rule, regulation, order, decree or policy applicable to banks and bank holding companies, (vi) any violation or alleged violation of federal or state securities laws, or (vii) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law.

         The indemnification provided by this paragraph is the sole indemnification provided by Horizon Bancorp to the directors and officers of Twentieth Bancorp and the Bank for service in such positions up to and through the Effective Time.


                         ARTICLE V.  MUTUAL AGREEMENTS

5.1.     SHAREHOLDERS MEETING; REGISTRATION STATEMENT; PROXY
STATEMENT/PROSPECTUS.

A. MEETING OF SHAREHOLDERS. Twentieth Bancorp shall cause a special meeting of its shareholders (the "Shareholders Meeting") to be held as soon as reasonably possible (but in no event less than twenty (20) business days following the mailing to Twentieth Bancorp's shareholders of the "Proxy Statement/Prospectus" described below or, without Horizon Bancorp's approval, no later than June 30, 1996) for the purpose of Twentieth Bancorp's shareholders voting on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of and all other matters relating to the Shareholders Meetings (including the solicitation of proxies), Twentieth Bancorp shall fully comply with all provisions of applicable law and regulations and with Twentieth Bancorp's Articles of Incorporation and Bylaws.

B. PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. Horizon Bancorp and Twentieth Bancorp jointly shall prepare a "Proxy Statement/Prospectus" for distribution to Twentieth Bancorp's shareholders as Twentieth Bancorp's proxy statement relating to Twentieth Bancorp's solicitation of proxies for use at the Shareholders Meeting and as Horizon Bancorp's prospectus relating to the offer and distribution of Horizon Bancorp Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholders Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by Horizon Bancorp and Twentieth Bancorp. Horizon Bancorp shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and, Horizon Bancorp and Twentieth Bancorp shall cooperate with each other in good faith and shall use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC thereon.

                 Horizon Bancorp and Twentieth Bancorp will mail the Proxy Statement/ Prospectus to Twentieth Bancorp's shareholders not less than twenty (20) business days prior to the scheduled date of the Shareholders Meeting; provided, however, that no such materials shall be mailed to Twentieth Bancorp's shareholders unless and until Horizon Bancorp shall have determined to its own satisfaction that the conditions specified in Paragraph 6.3.d. below have been satisfied and shall have approved such mailing.

C. REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, Horizon Bancorp shall prepare and file with the SEC a registration statement on Form S-4 (or on such other form as Horizon Bancorp shall determine to be appropriate) (the "Registration Statement") covering the Horizon Bancorp Stock to be issued to shareholders of Twentieth Bancorp pursuant to this Agreement. Additionally, Horizon Bancorp shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Horizon Bancorp Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

                 Horizon Bancorp shall deliver to Twentieth Bancorp and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus not later than sixty (60) days after the date of this Agreement.

D. RECOMMENDATION OF TWENTIETH BANCORP'S BOARD OF DIRECTORS AND VOTING OF SHARES. Unless due to a material change in circumstances or for any other reason Twentieth Bancorp's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Twentieth Bancorp or to its shareholders, Twentieth Bancorp's Board of Directors shall recommend to and actively encourage Twentieth Bancorp's shareholders that they vote their shares of Twentieth Bancorp Stock at the Shareholders Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to Twentieth Bancorp's shareholders will so indicate and state that Twentieth Bancorp's Board of Directors considers the Merger to be advisable and in the best interests of Twentieth Bancorp and its shareholders. Each director of Twentieth Bancorp has agreed and represented to Twentieth Bancorp for the benefit of Horizon Bancorp that he or she intends to vote all shares of Twentieth Bancorp Stock owned by him or her in favor of the Merger. Horizon Bancorp represents that at the meeting at which this agreement was approved, the directors present voted unanimously to approve this agreement.

E. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Horizon Bancorp and Twentieth Bancorp each agrees to promptly and to use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Horizon Bancorp and Twentieth Bancorp each hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Twentieth Bancorp's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.2. REGULATORY APPROVALS. Within sixty (60) days after the date of this Agreement, Horizon Bancorp and Twentieth Bancorp each shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB and the West Virginia Board and to any other applicable federal or state banking, or other regulatory authority). Each such party shall use their respective best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

5.3. ACCESS. Following the date of this Agreement and to and including the Effective Time, Twentieth Bancorp shall provide Horizon Bancorp and its employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as Horizon Bancorp shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by Horizon Bancorp ("Due Diligence") shall be performed in such a manner as will not interfere unreasonably with Twentieth Bancorp's or the Bank's normal operations or with the Bank's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing. Horizon Bancorp shall provide the Twentieth Bancorp and its representatives with such access to Horizon Bancorp's records as may be necessary for an evaluation of the exchange ratio as to fairness and other reasonable purposes.

5.4. COSTS. Subject to the provisions of Paragraph 7.3. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Horizon Bancorp and Twentieth Bancorp each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, printing costs, travel expenses, and, in the case of Twentieth Bancorp, all fees owed its counsel, and the cost of Twentieth Bancorp's "Fairness Opinion" described in Paragraph 6.1.d. below. However, subject to the provisions of Paragraph 7.3. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus, shall be deemed to be incurred and shall be paid fifty percent (50%) by Twentieth Bancorp and fifty percent (50%) by Horizon Bancorp.

5.5. ANNOUNCEMENTS. Twentieth Bancorp and Horizon Bancorp each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to Horizon Bancorp any such disclosure by Horizon Bancorp is required by law or otherwise is prudent.

5.6. CONFIDENTIALITY. Horizon Bancorp, Twentieth Bancorp and the investment advisor for Twentieth Bancorp each agrees that it shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 5.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

         In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party.

         The parties' obligations of confidentiality under this Paragraph 5.6. shall survive and remain in effect following any termination of this Agreement.

5.7. TAX-FREE REORGANIZATION AND POOLING OF INTERESTS. Horizon Bancorp and Twentieth Bancorp each undertakes and agrees to use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code and as a pooling of interests transaction and that neither shall take or permit its representatives to take any action that would cause the Merger to fail to so qualify as a tax-free reorganization and a pooling of interests.

5.8. TRANSITION TEAM. Horizon Bancorp and Twentieth Bancorp shall create a transition team comprised of management of Twentieth Bancorp and the Bank and staff and representatives of Horizon Bancorp (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to Horizon Bancorp in fulfilling and consummating the Merger. The Transition Team shall meet at least monthly beginning within thirty (30) days of the date of this Agreement and shall meet until the Effective Time. Members of the Transition Team shall receive no compensation for such service.

5.9 BOARD OF DIRECTORS OF THE BANK. At the Effective Time, Horizon Bancorp shall name two (2) individuals, in its sole discretion, to the Bank's Board of Directors.

5.10 BOARD OF DIRECTORS OF HORIZON BANCORP. At the Effective Time, Horizon Bancorp shall appoint six (6) individuals selected by Twentieth Bancorp to its board of directors and from those six (6), three (3) individuals shall be appointed to the Horizon Bancorp executive committee.

5.11 SHAREHOLDER NOTIFICATION. Twentieth Bancorp shall notify its shareholders who are affiliates that Horizon Bancorp Stock cannot be traded or sold by affiliates of Twentieth Bancorp for a period of thirty (30) days after such time as consolidated accounting statements have been made publicly available in accordance with ASR 135.


                  ARTICLE VI.  CONDITIONS PRECEDENT TO MERGER

6.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

A.       APPROVAL BY GOVERNMENTAL REGULATORY AUTHORITIES; NO DISADVANTAGEOUS
         CONDITIONS.

                 (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB and the West Virginia Board, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions;

                 (ii) No governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Horizon Bancorp to be materially disadvantageous or burdensome or to so adversely impact the economic or business benefits of this Agreement to Horizon Bancorp as to render it inadvisable for it to consummate the Merger;

                 (iii) The thirty (30) day waiting period required following necessary approvals by the FRB for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with such review, no objection to the Merger shall have been raised; and

                 (iv) All other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

B. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Twentieth Bancorp or Horizon Bancorp from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Twentieth Bancorp or Horizon Bancorp or any of their respective officers or directors which shall reasonably be considered by Twentieth Bancorp or Horizon Bancorp to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

C. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The shareholders of Horizon Bancorp and the shareholders of Twentieth Bancorp shall each have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

D. FAIRNESS OPINION. Twentieth Bancorp shall have received from its financial advisor, Baxter Fentriss and Co., a written opinion (the "Fairness Opinion"), dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Twentieth Bancorp's shareholders in connection with the Shareholders Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Twentieth Bancorp and its shareholders.

E. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated or abandoned by any party hereto.

F. DATE TO COMPLETE. If the merger shall not have been completed by December 31, 1996.

6.2. ADDITIONAL CONDITIONS TO TWENTIETH BANCORP'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Twentieth Bancorp's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

A. MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon Bancorp and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the of time or otherwise, may or could cause, create or result in any such material adverse change.

B. COMPLIANCE WITH LAWS. Horizon Bancorp shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon Bancorp and its consolidated subsidiaries considered as one enterprise.

C. HORIZON BANCORP'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Twentieth Bancorp as provided in Paragraph 9.2. below, each of the representations and warranties of Horizon Bancorp contained in this Agreement as supplemented by Horizon Bancorp Disclosure Statement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon Bancorp and its consolidated subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Horizon Bancorp shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                 Twentieth Bancorp shall have received a certificate dated as of the Closing Date and executed by Horizon Bancorp to the foregoing effect and as to such other matters as may be reasonably requested by Twentieth Bancorp.

D. LEGAL OPINION OF HORIZON BANCORP COUNSEL. Twentieth Bancorp shall have received from Robinson & McElwee, counsel for Horizon Bancorp, a written opinion dated as of the Closing Date and substantially in the form of Exhibit A attached hereto or otherwise in form and substance reasonably satisfactory to Twentieth Bancorp.

E. OTHER DOCUMENTS AND INFORMATION FROM HORIZON BANCORP. Horizon Bancorp shall have provided to Twentieth Bancorp correct and complete copies of its Bylaws, Certificate of Incorporation and board resolutions (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Twentieth Bancorp or its counsel.

F. CERTIFICATE OF MERGER; OTHER ACTIONS. A Certificate of Merger in the form described in Paragraph 1.7. above shall have been duly executed and delivered by Horizon Bancorp as provided in that Paragraph.

 G. ACCEPTANCE BY TWENTIETH BANCORP'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Twentieth Bancorp's legal counsel.

H. COMPLETION OF DUE DILIGENCE. Twentieth Bancorp shall have completed its Due Diligence by no later than February 29, 1996 and be satisfied in its sole discretion with the results of that examination.

6.3. ADDITIONAL CONDITIONS TO HORIZON BANCORP'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Horizon Bancorp's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

A. MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

B. COMPLIANCE WITH LAWS. Twentieth Bancorp shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, business assets, loan portfolio, properties or operations of Horizon Bancorp or Twentieth Bancorp.

C. TWENTIETH BANCORP'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Horizon Bancorp as provided in Paragraph 9.2. below, each of the representations and warranties of Twentieth Bancorp contained in this Agreement as supplemented by the Twentieth Bancorp Disclosure Statement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except
         (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp and the Bank considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Twentieth Bancorp shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                 Horizon Bancorp shall have received a certificate dated as of the Closing Date and executed by Twentieth Bancorp and its President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Horizon Bancorp.

 D. EFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated (or threatened by the SEC. Horizon Bancorp shall have taken all such other actions of, if any, as it shall consider to be required by applicable state securities laws (i) to cause the Horizon Bancorp Stock to be issued upon consummation of the Merger and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

E. AGREEMENTS FROM TWENTIETH BANCORP AFFILIATES. Horizon Bancorp shall have received the written Affiliates' Agreements in form and content satisfactory to Horizon Bancorp and signed by all persons listed in the Twentieth Bancorp Disclosure Statement or who otherwise are deemed by Horizon Bancorp or its counsel to be Affiliates of Twentieth Bancorp.

F. LEGAL OPINION OF BANK COUNSEL. Horizon Bancorp shall have received from Levy & Trautwein and Pancake, L.C., counsel to Twentieth Bancorp, a written opinion, dated as of the Closing Date and substantially in the form of Exhibit B attached hereto or otherwise in form and substance reasonably satisfactory to Horizon Bancorp.

G. OTHER DOCUMENTS AND INFORMATION FROM TWENTIETH BANCORP. Twentieth Bancorp shall have provided to Horizon Bancorp correct and complete copies of Twentieth Bancorp's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Twentieth Bancorp's Secretary), together with certificates of the incumbency of Twentieth Bancorp's officers and such other closing documents and information as may be reasonably requested by Horizon Bancorp or its counsel.

H. CONSENTS TO ASSIGNMENT OF LEASES. Twentieth Bancorp shall have obtained all required consents to the assignment to Horizon Bancorp of its rights and obligations under any personal property lease material to the business of Twentieth Bancorp, the Bank or the Subsidiary and any Real Property Lease, and such consents shall be in such form and substance as shall be satisfactory to Horizon Bancorp; and, each of the lessors of Twentieth Bancorp and the Bank shall have confirmed in writing that neither Twentieth Bancorp nor the Bank is in default under the terms and conditions of any personal property lease or any Real Property Lease.

I. CERTIFICATE OF MERGER; OTHER ACTIONS. A Certificate of Merger in the form described in Paragraph 1.7. above shall have been duly executed and delivered by Twentieth Bancorp as provided in that Paragraph.

J. COMPLETION OF DUE DILIGENCE. By no later than February 29, 1996, Horizon Bancorp shall have completed its Due Diligence and shall be satisfied in its sole discretion with the results of that examination.

K. DISSENTERS. Neither Twentieth Bancorp's shareholders nor Horizon Bancorp's shareholders shall have exercised Dissenters' Rights in an amount that would prevent pooling of interests.

L. ACCEPTANCE BY HORIZON BANCORP'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Horizon Bancorp's legal counsel.

M. FAIRNESS OPINION. Horizon Bancorp shall have received a letter from the Robinson-Humphrey Company prior to mailing the proxy materials to Horizon Bancorp shareholders in form and substance satisfactory to Horizon Bancorp that the transaction is fair from a financial standpoint to the shareholders of Horizon Bancorp.

N. ACCOUNTANTS' LETTERS. Horizon Bancorp shall have received a letter in form and substance satisfactory to it before the Effective Time from the accountant for Twentieth Bancorp and for Horizon Bancorp that the transaction will qualify for pooling of interests treatment.

                  ARTICLE VII.  TERMINATION; BREACH; REMEDIES

7.1. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Twentieth Bancorp and/or approval by the shareholders of Horizon Bancorp), this Agreement may be terminated by the mutual agreement of Horizon Bancorp and Twentieth Bancorp. Upon any such mutual termination, all obligations of Twentieth Bancorp and Horizon Bancorp hereunder shall terminate and each party shall pay costs and expenses as provided above.

7.2. UNILATERAL TERMINATION. This Agreement may be terminated by either Horizon Bancorp or Twentieth Bancorp (whether before or after approval hereof by Twentieth Bancorp's shareholders and/or approval by the shareholders of Horizon Bancorp) upon written notice to the other parties and under the circumstances described below.

A. TERMINATION BY HORIZON BANCORP. This Agreement may be terminated by Horizon Bancorp by action of its Board of Directors or Executive
         Committee:

                 (i) if any of the conditions to the obligations of Horizon Bancorp shall not have been materially satisfied or effectively waived in writing by Horizon Bancorp (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Horizon Bancorp to satisfy any of its obligations, covenants or agreements contained herein);

                 (ii) if Twentieth Bancorp shall have violated or failed to fully perform any of its obligations, covenants or agreements contained herein in any material respect;

                 (iii) if Horizon Bancorp determines at any time that any of Twentieth Bancorp's representations or warranties contained herein in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                 (iv) if, notwithstanding Horizon Bancorp's satisfaction of its obligations under Paragraphs 5.l.b., 5.l.c. and 5.1.e. above, Twentieth Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting; or

                 (vi) if Horizon Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting.

                 However, before Horizon Bancorp may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this paragraph, it shall give written notice to Twentieth Bancorp as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Horizon Bancorp shall not become effective if, within thirty (30) days following the giving of such notice, Twentieth Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Horizon Bancorp. In the event Twentieth Bancorp cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Horizon Bancorp within such thirty

         (30) day period, Horizon Bancorp shall have thirty (30) days to notify Twentieth Bancorp of its intention to terminate this Agreement. A failure to so notify Twentieth Bancorp will be deemed to be a waiver by Horizon Bancorp of the breach, default or violation pursuant to Paragraph 9.2. below.

B. TERMINATION BY TWENTIETH BANCORP. This Agreement may be terminated by Twentieth Bancorp:

                 (i) if any of the conditions of the obligations of Twentieth Bancorp shall not have been satisfied or effectively waived in writing by Twentieth Bancorp (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Twentieth Bancorp to satisfy any of its obligations, covenants or agreements contained herein);

                 (ii) if Horizon Bancorp shall have violated or failed to fully perform any of its obligations, covenants or agreements contained herein in any material respect;

                 (iii) if Twentieth Bancorp determines that any of Horizon Bancorp's representations and warranties contained herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect; or

                 (iv) if Twentieth Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting;

                 However, before Twentieth Bancorp may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this paragraph, it shall give written notice to Horizon Bancorp as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Twentieth Bancorp shall not become effective if, within thirty (30) days following the giving of such notice, Horizon Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Twentieth Bancorp. In the event Horizon Bancorp cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Twentieth Bancorp within such thirty (30) day period, Twentieth Bancorp shall have thirty (30) days to notify Horizon Bancorp of its intention to terminate this Agreement. A failure to so notify Horizon Bancorp will be deemed to be a waiver by Twentieth Bancorp of the breach, default or violation pursuant to Paragraph 9.2. below.

C. TERMINATION BY EITHER TWENTIETH BANCORP OR HORIZON BANCORP. If the average closing price for Horizon Bancorp common stock over the ten trading days prior to the Effective Date is more than $46, then the exchange ratio shall become $46.46 divided by the average closing price over the ten trading days. In this event Twentieth's Board can accept the lower exchange rate at closing or terminate the Agreement. If the average closing price for Horizon Bancorp common stock over the ten trading days prior to the Effective Date is less than $34, then the exchange ratio shall become $34.34 divided by the average closing price over the ten trading days. In this event Horizon's
         Board can terminate the Agreement at closing or permit the higher exchange ratio. The party having the option to proceed at the modified ratio must by board action grant its consent to proceed no later than seventy two (72) hours after the last of the subject ten trading days.

7.3. BREACH; REMEDIES. Except as otherwise provided below, in the event of a material breach by Twentieth Bancorp of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Paragraph 3.1 or Paragraphs 5.1. through 5.9. of this Agreement, then Horizon Bancorp's may, in addition to other remedies available to it under law or equity terminate this Agreement prior to the Effective Time. In the event of any such termination of this Agreement by Horizon Bancorp, Twentieth Bancorp shall be obligated to pay Horizon Bancorp the sum of Two Hundred Thousand Dollars ($200,000).

         In the event of a breach by Horizon Bancorp of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Twentieth Bancorp's sole right and remedy shall be to terminate this Agreement prior to the Effective Time. In the event of any such termination of this Agreement by Twentieth Bancorp, then Horizon Bancorp shall be obligated to reimburse Twentieth Bancorp for up to (but not more than) One Hundred Thousand Dollars ($100,000.00) in out-of-pocket expenses which actually have been incurred by Twentieth Bancorp.

         Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party, together with other damages recoverable at law or in equity.


                         ARTICLE VIII.  INDEMNIFICATION

8.1. AGREEMENT TO INDEMNIFY. Twentieth Bancorp and Horizon Bancorp hereby agree that in the event this Agreement is terminated for any reason and the Merger is not consummated, then they will indemnify each other as provided below.

A. BY TWENTIETH BANCORP. Twentieth Bancorp shall indemnify, hold harmless and defend Horizon Bancorp from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Horizon
         Bancorp:

         (i) in connection with or which arise out of or result from or are based upon (A) Twentieth Bancorp's operations or business transactions or its relationship with any of its employees, or (B) Twentieth Bancorp's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                 (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Twentieth Bancorp of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Twentieth Bancorp to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

                 (iii) in connection with or which arise out of or result from or are based upon any information provided by Twentieth Bancorp which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Twentieth Bancorp's shareholders and/or Horizon Bancorp's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

                 (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Twentieth Bancorp or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Twentieth Bancorp or any other person.

B. BY HORIZON BANCORP. Horizon Bancorp shall indemnify, hold harmless and defend Twentieth Bancorp from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Twentieth Bancorp:

                 (i) in connection with or which arise out of or result from or are based upon (A) Horizon Bancorp's operations or business transactions or its relationship with any of its employees, or (B) Horizon Bancorp's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                 (ii) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by Horizon Bancorp of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Horizon Bancorp to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,

                 (iii) in connection with or which arise out of or result from or are based upon any information provided by it which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Twentieth Bancorp's shareholders and/or Horizon Bancorp's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

8.2.     PROCEDURE FOR CLAIMING INDEMNIFICATION.

A. BY HORIZON BANCORP. If any matter subject to indemnification hereunder arises in the form of a claim against Horizon Bancorp, its successors and assigns (collectively, "Indemnitee") (herein referred to as a "Third Party Claim"), the applicable Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Twentieth Bancorp. Within fifteen (15) days of such notice, Twentieth Bancorp either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify the applicable Indemnitee and Horizon Bancorp that Twentieth Bancorp disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Twentieth Bancorp and the cost of such defense shall be borne by Twentieth Bancorp except that the applicable Indemnitee shall have the right to participate in such defense at its own expense and provided that Twentieth Bancorp shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon any of the parties comprising Indemnitee hereunder. Horizon Bancorp agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Twentieth Bancorp without charge therefor except for out-of-pocket expenses. If Twentieth Bancorp fails to take action within fifteen (15) days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the parties comprising Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Each of the parties comprising Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Twentieth Bancorp.

B. BY TWENTIETH BANCORP. If any matter subject to indemnification hereunder arises in the form of a claim against Twentieth Bancorp or its successors and assigns (herein referred to as a "Third Party Claim"), Twentieth Bancorp promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Horizon Bancorp. Within fifteen (15) days of such notice, Horizon Bancorp either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Twentieth Bancorp that Horizon Bancorp disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Horizon Bancorp and the cost of such defense shall be borne by Horizon Bancorp except that Twentieth Bancorp shall have the right to participate in such defense at its own expense and provided that Horizon Bancorp shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Twentieth Bancorp. Twentieth Bancorp agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Horizon Bancorp without charge therefor except for out-of-pocket expenses. If Horizon Bancorp fails to take action within fifteen (15) days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Twentieth Bancorp shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Twentieth Bancorp also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Horizon Bancorp.

                     ARTICLE IX.  MISCELLANEOUS PROVISIONS

9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

A. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained with regard to appointment of directors and Horizon Bancorp's representation and warranty with regard to its issuance of fully paid and nonassessable stock shall survive the effectiveness of the Merger.

B. INDEMNIFICATION. The parties' indemnification agreements and obligations contained herein shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Paragraph 8.1. in the event of or following consummation of the Merger.

9.2. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Paragraphs 7.2.a. and 7.2.b. above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

9.3. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Twentieth Bancorp, by an agreement in writing approved by a majority of the Boards of Directors of Horizon Bancorp and Twentieth Bancorp executed in the same manner as this Agreement; provided however, that, except with the further approval of Twentieth Bancorp's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Twentieth Bancorp's shareholders no change may be made in the Cash Factor.

9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

         If to Twentieth Bancorp, to:

                                           Mr. B. C. McGinnis, III
                                           President/CEO
                                           The Twentieth Street Bank
                                           190 Third Avenue
                                           Box 5527
                                           Huntington, West Virginia  25703

         With a copy to:

                                           Robert M. Levy, Esquire
                                           Levy, Trautwein and Pancake, L.C.
                                           Suite 200, Morris Building
                                           845 Fourth Avenue
                                           Huntington, West Virginia  25701

         If to Horizon Bancorp, to:

                                           Horizon Bancorp, Inc.
                                           Attn: Mr. Frank S. Harkins, Jr.
                                           Chairman
                                           1 Park Avenue
                                           Box D
                                           Beckley, West Virginia  25802-2803

                                           Mr. Philip McLaughlin
                                           President/CEO
                                           Horizon Bancorp, Inc.
                                           109 S. Jefferson Street
                                           Box 387
                                           Lewisburg, West Virginia  24901

         With copy to:

                                           Edward M. Payne, III, Esquire
                                           File, Payne, Scherer & File
                                           Law Building
                                           130 Main Street
                                           Beckley, West Virginia  25801

                                           David K. Higgins, Esquire
                                           Robinson & McElwee
                                           Post Office Box 1791
                                           Charleston, West Virginia  25326


9.5. FURTHER ASSURANCE. Twentieth Bancorp and Horizon Bancorp each agree to furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

9.6. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

9.7. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreements) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

9.8. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

9.9. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

9.10. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

9.11. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of West Virginia.

9.12. INSPECTION. Any right of Horizon Bancorp hereunder to investigate or inspect the assets, books, records, files and other information of Twentieth Bancorp in no way shall establish any presumption that Horizon Bancorp should have conducted any investigation or that such right has been exercised by Horizon Bancorp, its agents, representatives or others. Any investigations or inspections that have been made by Horizon Bancorp by its agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Twentieth Bancorp in this Agreement.


                     [THIS SPACE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Twentieth Bancorp and Horizon Bancorp each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.


                                        TWENTIETH BANCORP, INC.

                                        By:____________________________________

                                           Its: ______________________________

[CORPORATE SEAL]
                                        _______________________________________
                                        Secretary


                                        HORIZON BANCORP, INC.

                                        By: ____________________________________

                                            Its: ______________________________


                                        and


                                        By: ____________________________________

                                            Its:  ______________________________

[CORPORATE SEAL]
                                        _______________________________________
                                        Secretary

                                   EXHIBIT  A

                       HORIZON BANCORP COUNSEL OPINION

                                   EXHIBIT  A

           FORM OF LEGAL OPINION OF COUNSEL FOR HORIZON BANCORP, INC.


                                                      ________________, 199___
Twentieth Bancorp, Inc.

______________________

______________________


Gentlemen and Ladies:

 We have acted as counsel to Horizon Bancorp, Inc. ("Horizon Bancorp") in connection with the Plan of Merger and Reorganization (the "Agreement") dated ________________, 199___, by and between Twentieth Bancorp, Inc. ("Twentieth Bancorp") and Horizon Bancorp whereunder Twentieth Bancorp will be merged into Horizon Bancorp (the "Merger"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Horizon Bancorp and such other documents as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

 In reviewing the documents referred to above, we have assumed without inquiry the genuineness of all signatures, and the conformity with originals of all documents submitted to us as copies. We have assumed that Twentieth Bancorp, has and had the power to enter into and to perform the Merger, and all other instruments in which its joinder is contemplated in connection with the Agreement. We have also assumed Twentieth Bancorp's due authorization, execution and delivery of the Agreement and other instruments described therein and the validity, binding effect and enforceability thereof with respect to Twentieth Bancorp in accordance with their respective terms. We have relied as to certain factual matters on representations of Horizon Bancorp contained in the Agreement, on certificates of officers of Horizon Bancorp and certain public officials or agencies.

     Whenever we state our opinion to be to our knowledge, we mean that our attorneys who have given substantive legal attention to representation of Horizon Bancorp in the transaction have not made any investigation to acquire actual knowledge of the existence or absence of the facts forming the basis for such opinion, but are without information generally which contradicts the existence or absence of the facts forming the basis for such opinion.

     Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or the Disclosure Statement given by Horizon Bancorp in connection therewith:

1. Horizon Bancorp (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation) under the laws of West Virginia, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in West Virginia and, to our knowledge, in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, and (iv) to our knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise.

2. Horizon Bancorp' authorized capital stock consists of Five Million (5,000,000) shares of One Dollar ($1.00) par value per share common stock ("Horizon Bancorp Stock"). The shares of Horizon Bancorp Stock to be issued to Twentieth Bancorp's shareholders pursuant to the Agreement, when issued as described therein, will be duly authorized, validly issued, fully paid and nonassessable.

3. (i) Horizon Bancorp has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings required to be taken to authorize Horizon Bancorp to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the

   Agreement constitutes the valid and binding agreement of Horizon Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity governing and limiting the availability of specific performance, injunctive relief and other equitable remedies and (D) applicable laws and regulations and the application of principles of public policy underlying such laws and regulations limiting the enforceability of indemnification provisions).

4. Except where the same would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Horizon Bancorp with any of its obligations or agreements contained therein, will:

   (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Horizon Bancorp' Certificate of Incorporation or Bylaws, or, to our knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Horizon Bancorp is bound or by which it, its business, capital stock or any of its properties or assets may be affected;

   (ii) to our knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Horizon Bancorp' properties or assets;

   (iii) to our knowledge, violate any applicable federal or state statute, law, rule or regulation, or, to our knowledge, any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or

   (iv) to our knowledge, result in the acceleration of any obligation or indebtedness of Horizon Bancorp.

5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Horizon Bancorp's execution and delivery of the Agreement, or, to our knowledge, the performance of their respective obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities and shareholders which have been obtained.

     We have participated in conferences with representatives of Horizon Bancorp and their and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Horizon Bancorp) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it was distributed to Twentieth Bancorp's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we express no opinion regarding any information contained in the Registration Statement regarding the Bank, or as to any financial statements or other financial and statistical data included therein).

     We are licensed to practice in the State of West Virginia, and our opinions are not intended to, and do not, cover the laws of any other state. To the extent that matters as to which we have opined may be governed by the laws of any other state, our opinions are given as if such matters were governed by the laws of the State of West Virginia. Our opinion is based upon reported decisions of the West Virginia Supreme Court of Appeals as of the date hereof.

     The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

                                        Very truly yours,



                                        ____________________

                                  EXHIBIT B



                      TWENTIETH BANCORP COUNSEL OPINION

                                 EXHIBIT  B

             FORM OF LEGAL OPINION OF COUNSEL FOR TWENTIETH BANCORP


                                                      _________________, 199___
Horizon Bancorp, Inc.

____________________

____________________


Gentlemen and Ladies:

     We have acted as counsel to the Twentieth Bancorp, Inc. ("Twentieth Bancorp") and Twentieth Street Bank (the "Bank"), a West Virginia banking corporation, in connection with the Plan of Merger and Reorganization dated _________________, 199___, (the "Agreement") by and between Twentieth Bancorp, Inc. and Horizon Bancorp, Inc. ("Horizon Bancorp"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes actions of the Boards of Directors and shareholders of Twentieth Bancorp and the Bank, and such other documents as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

     In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures, and the conformity with originals of all documents submitted to us as copies. We have assumed that Horizon Bancorp has and had the power to enter into and to perform the Agreement, and all other instruments in which their joinder is contemplated in connection with the Agreement. We have also assumed Horizon Bancorp's due authorization, execution and delivery of the Agreement and other instruments described therein and the validity, binding effect and enforceability thereof with respect to Horizon Bancorp in accordance with their respective terms. We have relied as to certain factual matters on representations of Twentieth Bancorp contained in the Agreement, on certificates of officers of Twentieth Bancorp and certain public officials or agencies.

     Whenever we state our opinion to be to our knowledge, we mean that our attorneys who have given substantive legal attention to representation of Twentieth Bancorp and the Bank in the transaction have not made any investigation to acquire actual knowledge of the existence or absence of the facts forming the basis for such opinion, but are without information generally which contradicts the existence or absence of the facts forming the basis for such opinion.

     Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or the Disclosure Statement given by Twentieth Bancorp in connection therewith:

1. Twentieth Bancorp and the Bank each (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation and a banking corporation, respectively) under the laws of West Virginia; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted;
   (iii) is duly qualified to do business and is in good standing in West Virginia, and, to our knowledge, in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Twentieth Bancorp or the Bank; and, (iv) to our knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Twentieth Bancorp or the Bank.

2. Twentieth Bancorp's authorized capital stock consists of ___________________
   (          ) shares of common stock, ___________________ ($ ) par value per
   share ("Twentieth Bancorp Stock"), of which _________________ (          )
   shares are issued and outstanding and constitute Twentieth Bancorp's only outstanding securities.

     Each outstanding share of Twentieth Bancorp Stock (i) has been duly authorized and are validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) is exempt from the registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

3. The Bank does not have any subsidiary (direct or indirect).

4. Neither Twentieth Bancorp nor the Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, or (iii) plan, agreement or other arrangement pursuant to which shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

5. The Agreement has been duly and validly approved by Twentieth Bancorp's Board of Directors and shareholders to the extent and in the manner required by applicable law, and has been executed and delivered on Twentieth Bancorp's behalf,

   (i) Twentieth Bancorp has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein,

   (ii) all corporate proceedings and approvals required to authorize Twentieth Bancorp to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and

   (iii) the Agreement constitutes the valid and binding agreement of Twentieth Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity governing and limiting the availability of specific performance, injunctive relief and other equitable remedies, and (D) applicable laws and regulations and the applications of principles of public policy underlying such laws and regulations limiting the enforceability of indemnification provisions).

6. Neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Twentieth Bancorp with any of its obligations or agreements contained therein, will:

   (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Twentieth Bancorp or the Bank, or, to our knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Twentieth Bancorp or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected;

   (ii) to our knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Twentieth Bancorp or the Bank;

   (iii) violate any applicable federal or state statute, law, rule or regulation, or, to our knowledge, any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or

   (iv) to our knowledge, result in the acceleration of any obligation or indebtedness of Twentieth Bancorp or the Bank.

7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Twentieth Bancorp's execution and delivery of the Agreement, or, to our knowledge, the performance of its obligations or agreements or the consummation of the transactions described herein, except for approvals of Twentieth Bancorp's shareholders and of governmental or regulatory authorities which have been obtained.

8. The Proxy Statement delivered to the shareholders of Twentieth Bancorp complied as to form in all material respects with applicable regulations of the Securities and Exchange Commission.

9. There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to our knowledge, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to our knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Twentieth Bancorp or the Bank or any of its properties or assets which, if determined adversely, could result in liability on the part of Twentieth Bancorp or the Bank for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Twentieth Bancorp's consolidated financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Twentieth Bancorp to consummate the Agreement;

    To our knowledge, Twentieth Bancorp and the Bank have all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of their banking business or to own, lease and operate their properties; all such Permits are in full force and effect; no material violations are or have been recorded in respect of any such Permits; and, to our knowledge, no proceeding is pending, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

    Except as reflected in the Twentieth Bancorp Disclosure Statement, neither Twentieth Bancorp nor the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB or the Commission) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Twentieth Bancorp or the Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Twentieth Bancorp or the Bank; and, to the best of our knowledge and belief, neither Twentieth Bancorp nor the Bank has been advised nor has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

10. When a Certificate of Merger has been duly executed by Twentieth Bancorp and, with the approval of the West Virginia Board, has been filed with the Secretary of State of West Virginia in accordance with law, the Merger will become effective at the time of the issuance of the Certificate of Merger by the Secretary of State of West Virginia.

     We have participated in conferences with representatives of Twentieth Bancorp and the Bank and their and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Twentieth Bancorp and the Bank) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it was distributed to Twentieth Bancorp's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary to make the statements therein not misleading (except that we express no opinion regarding any information contained in the Registration Statement regarding Horizon Bancorp, or as to any financial statements or other financial and statistical data included therein).

     We are licensed to practice in the State of West Virginia, and our opinions are not intended to, and do not, cover the laws of any other state. To the extent that matters as to which we have opined may be governed by the laws of any other state, our opinions are given as if such matters were governed by the laws of the State of West Virginia. Our opinion is based upon the reported decision of the West Virginia Supreme Court of Appeals as of the date hereof.

     The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

                                        Very truly yours,


                                        ___________________

                                  EXHIBIT C


                            EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


  THIS EMPLOYMENT AGREEMENT ("Agreement") made as of ________________, 1996 by and between THE TWENTIETH STREET BANK, a banking corporation organized under the laws of West Virginia (the "Employer"), and _________________________ (the "Executive").

                         W I T N E  S S  T H   T H A T:

  WHEREAS, Executive has been employed by Employer as _______________; and

  WHEREAS, Executive desires to provide for the continued employment of the Executive upon the terms and conditions contained herein.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

  1. EMPLOYMENT:

   (A)   POSITION.  Executive shall serve as ________________________________.

   (B) SERVICES. Employer agrees to employ the Executive to perform services for the Employer in the capacities indicated above in the Employment Area and the Executive agrees to perform such services upon the terms and conditions herein provided. "Employment Area" shall mean the City of Huntington, West Virginia and any other location within thirty (30) miles of the city limits of Huntington. The Executive also agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the Employer, which duties and responsibilities shall be of the character required by his assigned offices. The Executive shall devote his time and attention on a full-time basis to the discharge of the duties assigned by the Employer and undertaken by him hereunder. The Executive shall not, during the term of this Agreement, engage in any activities on behalf of the Employer not sanctioned or approved by Employer's Board of Directors.

  2. TERM AND COMPENSATION:

     (A) TERM OF EMPLOYMENT. The term of the employment hereunder shall be from _______________________ , 1996 to and including the first to occur of:
(i) except as otherwise provided in Section 3 hereof, ______________________, 199___, or (ii) the Executive's death.

     (B) COMPENSATION. During the terms of employment hereunder, the Executive shall receive for his services a base salary (exclusive of incentive or bonus compensation) in amounts determined by the Board of Directors or an appropriate committee of the Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but in no event shall such base salary be less than $________________, including all salary and director's and committee fees received from Employer or any of its affiliates, ("Base Salary"). The Base Salary may be increased, but not decreased, by the Board of Directors of Employer and, if increased, the new salary level will constitute the Base Salary for purposes of this Agreement. Executive shall also be reimbursed for his reasonable expenses associated with attendance at banking conventions, club membership dues and shall continue to be provided with a Bank owned automobile for business use. Executive will continue to receive life insurance protection as previously provided subject to his continued insurability at reasonable rates.

     (C) BENEFITS. The Executive shall be eligible for full participation in any additional plan, programs or forms of compensation or benefits that the Employer's Board of Directors might hereinafter provide to the class of employees that includes the Executive.


     (D) INCAPACITY. In the event of the Executive's physical or mental incapacity, this Agreement shall terminate and the Employer shall pay or provide to the Executive the compensation and benefits provided under the Employer's disability plans in effect at that time. For the purposes of this Agreement, the term "Executive's physical or mental incapacity" shall mean the Executive's illness or other involuntary physical or mental condition which prevents the Executive from performing the essential functions of his duties for a period of 180 days in any 360 day period.

     (E) DEATH. In the event that the Executive's death should occur during the term of this Agreement, this Agreement shall terminate and the Executive or his estate or beneficiaries, as the case may be, shall be entitled only to any and all retirement or death benefits payable under the Employer's plans in effect at that time and no further compensation, including severance compensation, will be paid under this Agreement.

  3. TERMINATION BY THE EMPLOYER.

   (A) TERMINATION FOR GOOD CAUSE BY THE EMPLOYER. Nothing hereunder contained shall prevent the Employer from terminating for good cause the services of the Executive at any time prior to the expiration of this Agreement. Termination of employment "for good cause" means a dismissal of the Executive because of (i) the material failure of the Executive, after written notice, to render services to the Employer in a manner satisfactory to a majority of the Employer's Board of Directors, as required herein, (ii) the Executive's gross or wilful neglect or duty; or (iii) fraudulent or criminal conduct; (iv) conduct constituting moral turpitude; (v) material breach of any of the provisions of this Agreement, or (vi) the absence of the Executive from his position and/or the failure to perform his duties on a full-time basis for six (6) consecutive months other than for physical or mental incapacity. If the Employer shall terminate the Executive's employment for good cause, then the Executive shall not have any rights or claims against the Employer and the Executive shall be entitled only to receive his Base Salary in respect of services performed through the Date of Termination.

     (B) TERMINATION BY THE EXECUTIVE. The Executive shall be entitled to terminate his employment for good reasons, in which event the Employer shall be obligated to pay the Executive and furnish him the benefits provided in Section 4 hereof. "Good reason" shall mean that Employer has breached this Agreement and shall not have cured its breach within thirty (30) days of receiving notice from Executive of the nature of such breach.

     The right herein conferred upon the Executive to terminate this employment agreement for good reason may be exercised by the Executive at any time within 180 days of an event constituting good reason, at his sole discretion, and any failure by the Executive to exercise this right after he has "good reason" to do so shall not be deemed a waiver of the right.

     In the event the Executive terminates his employment without "good reason" then he shall be entitled to no further compensation after the "Date of Termination" as defined in part (d) of this paragraph 3.

     In addition, Executive may terminate his employment hereunder during the first year of this Agreement whereupon he shall be paid his Base Salary for six
(6) months and shall not compete or be employed in competition to Bank during such period. Violation of this covenant not to compete will obligate Executive to refund all payments made to him by Bank after his termination of this Agreement.

     (C) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Employer or by the Executive shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in the facts and circumstances claimed by the party which provides a basis for termination.


     (D) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Agreement is terminated by the Executive, the date on which the Notice of Termination is delivered, or (ii) if the Agreement is terminated by the Employer for any reason, the date on which a Notice of Termination is given.

     4. COMPENSATION UPON TERMINATION. If, without good cause, the Employer terminates the services of the Executive prior to the expiration of this Agreement of if the Executive terminates his employment for good reason, then:

     (A) ACCRUED BUT UNPAID COMPENSATION. The Employer shall pay the Executive's full Base Salary through the Date of Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.

     (B) SEVERANCE ALLOWANCE. The Employer shall pay the Executive a severance allowance in equal monthly payments commencing on the last day of the month in which the Date of Termination occurs, equal in amount to one twelfth (1/12) of the Base Salary paid to the Executive by Employer in the twelve (12) months preceding the Notice of Termination. Such severance allowance shall continue until the date mentioned above in paragraph 2(a)(i).

     (C) EMPLOYEE BENEFITS. The Employer shall maintain in full force and effect, for the Executive's continued benefit until the earlier of the first anniversary of the Date of Termination or the date the Executive becomes a participant in similar plans, programs or arrangements provided by a subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plan or program is barred, under the terms of the group plans in effect, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to the Executive.

  5. MISCELLANEOUS:

     (A) WAIVER: A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

     (B) ARBITRATION. Any dispute among the parties hereto arising out of or with respect to this Agreement or any of its provisions shall be resolved by the sole and exclusive remedy of binding arbitration, as follows: the Employer and Employee shall name one arbitrator; the arbitrators so selected shall each name a third arbitrator; the decision of the majority of the arbitrators shall be binding upon the parties and enforceable in a court of competent jurisdiction. The arbitration proceeding shall be conducted in Huntington, West Virginia.

     (C) SEVERABILITY. If any provision of this Agreement, as applied to any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.

     (D) AMENDMENT. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

     (E) NONASSIGNABILITY. Neither the Executive nor his estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

     (F) BINDING EFFECT. This Agreement shall be binding upon and insure to the benefit of the Executive (and his personal representative), the Employer and any successor organization or organizations which shall succeed to substantially all of the business and property of the Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Employer or otherwise, including by operation of law.

     (G) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of West Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                              EXECUTIVE:

                                              __________________________________


                                              THE TWENTIETH STREET BANK

                                              By: _____________________________


                                                  Its: _______________________

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") made as of ________________, 1996 by and between THE TWENTIETH STREET BANK, a banking corporation organized under the laws of West Virginia (the "Employer"), and Brian Shepherd (the "Executive").

                          W I T N E S S T H   T H A T:

     WHEREAS, Executive has been employed by Employer as _______________; and

     WHEREAS, Executive desires to provide for the continued employment of the Executive upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

     1. EMPLOYMENT:

        (A) POSITION.  Executive shall serve as _____________________________.

        (B) SERVICES. Employer agrees to employ the Executive to perform services for the Employer in the capacities indicated above in the Employment Area and the Executive agrees to perform such services upon the terms and conditions herein provided. "Employment Area" shall mean the City of Huntington, West Virginia and any other location within thirty (30) miles of the city limits of Huntington. The Executive also agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the Employer, which duties and responsibilities shall be of the character required by his assigned offices. The Executive shall devote his time and attention on a full-time basis to the discharge of the duties assigned by the Employer and undertaken by him hereunder. The Executive shall not, during the term of this Agreement, engage in any activities on behalf of the Employer not sanctioned or approved by Employer's Board of Directors.

     2. TERM AND COMPENSATION:

        (A) TERM OF EMPLOYMENT. The term of the employment hereunder shall be from _______________________ , 1996 to and including the first to occur of: (i) except as otherwise provided in Section 3 hereof, ______________________, 1998, or (ii) the Executive's death.

        (B) COMPENSATION. During the terms of employment hereunder, the Executive shall receive for his services a base salary (exclusive of incentive or bonus compensation) in amounts determined by the Board of Directors or an appropriate committee of the Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but in no event shall such base salary be less than $________________, including all salary and director's and committee fees received from Employer or any of its affiliates, ("Base Salary"). The Base Salary may be increased, but not decreased, by the Board of Directors of Employer and, if increased, the new salary level will constitute the Base Salary for purposes of this Agreement.

     (C) BENEFITS. The Executive shall be eligible for full participation in any additional plan, programs or forms of compensation or benefits that the Employer's Board of Directors might hereinafter provide to the class of employees that includes the Executive.

     (D) INCAPACITY. In the event of the Executive's physical or mental incapacity, this Agreement shall terminate and the Employer shall pay or provide to the Executive the compensation and benefits provided under the Employer's disability plans in effect at that time. For the purposes of this Agreement, the term "Executive's physical or mental incapacity" shall mean the Executive's illness or other involuntary physical or mental condition which prevents the Executive from performing the essential functions of his duties for a period of 180 days in any 360 day period.

        (E) DEATH. In the event that the Executive's death should occur during the term of this Agreement, this Agreement shall terminate and the Executive or his estate or beneficiaries, as the case may be, shall be entitled only to any and all retirement or death benefits payable under the Employer's plans in effect at that time and no further compensation, including severance compensation, will be paid under this Agreement.

     3. TERMINATION BY THE EMPLOYER.

        (A) TERMINATION FOR GOOD CAUSE BY THE EMPLOYER. Nothing hereunder contained shall prevent the Employer from terminating for good cause the services of the Executive at any time prior to the expiration of this Agreement. Termination of employment "for good cause" means a dismissal of the Executive because of (i) the material failure of the Executive, after written notice, to render services to the Employer in a manner satisfactory to a majority of the Employer's Board of Directors, as required herein, (ii) the Executive's gross or wilful neglect or duty; or (iii) fraudulent or criminal conduct; (iv) conduct constituting moral turpitude; (v) material breach of any of the provisions of this Agreement, or (vi) the absence of the Executive from his position and/or the failure to perform his duties on a full-time basis for six (6) consecutive months other than for physical or mental incapacity. If the Employer shall terminate the Executive's employment for good cause, then the Executive shall not have any rights or claims against the Employer and the Executive shall be entitled only to receive his Base Salary in respect of services performed through the Date of Termination.

        (B) TERMINATION BY THE EXECUTIVE. The Executive shall be entitled to terminate his employment for good reasons, in which event the Employer shall be obligated to pay the Executive and furnish him the benefits provided in Section 4 hereof. "Good reason" shall mean that Employer has breached this Agreement and shall not have cured its breach within thirty (30) days of receiving notice from Executive of the nature of such breach.

     The right herein conferred upon the Executive to terminate this employment agreement for good reason may be exercised by the Executive at any time within 180 days of an event constituting good reason, at his sole discretion, and any failure by the Executive to exercise this right after he has "good reason" to do so shall not be deemed a waiver of the right.

     In the event the Executive terminates his employment without "good reason" then he shall be entitled to no further compensation after the "Date of Termination" as defined in part (d) of this paragraph 3.

     In addition, Executive may terminate his employment hereunder during the first year of this Agreement whereupon he shall be paid his Base Salary for six
(6) months and shall not compete or be employed in competition to Bank during such period. Violation of this covenant not to compete will obligate Executive to refund all payments made to him by Bank after his termination of this Agreement.

        (C) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Employer or by the Executive shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in the facts and circumstances claimed by the party which provides a basis for termination.

        (D) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Agreement is terminated by the Executive, the date on which the Notice of Termination is delivered, or (ii) if the Agreement is terminated by the Employer for any reason, the date on which a Notice of Termination is given.

     4. COMPENSATION UPON TERMINATION. If, without good cause, the Employer terminates the services of the Executive prior to the expiration of this Agreement of if the Executive terminates his employment for good reason, then:

        (A) ACCRUED BUT UNPAID COMPENSATION. The Employer shall pay the Executive's full Base Salary through the Date of Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.

        (B) SEVERANCE ALLOWANCE. The Employer shall pay the Executive a severance allowance in equal monthly payments commencing on the last day of the month in which the Date of Termination occurs, equal in amount to one twelfth (1/12) of the Base Salary paid to the Executive by Employer in the twelve (12) months preceding the Notice of Termination. Such severance allowance shall continue until the date mentioned above in paragraph 2(a)(i).

        (C) EMPLOYEE BENEFITS. The Employer shall maintain in full force and effect, for the Executive's continued benefit until the earlier of the first anniversary of the Date of Termination or the date the Executive becomes a participant in similar plans, programs or arrangements provided by a subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plan or program is barred, under the terms of the group plans in effect, the

Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to the Executive.

     5. MISCELLANEOUS:

        (A) WAIVER: A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

        (B) ARBITRATION. Any dispute among the parties hereto arising out of or with respect to this Agreement or any of its provisions shall be resolved by the sole and exclusive remedy of binding arbitration, as follows: the Employer and Employee shall name one arbitrator; the arbitrators so selected shall each name a third arbitrator; the decision of the majority of the arbitrators shall be binding upon the parties and enforceable in a court of competent jurisdiction. The arbitration proceeding shall be conducted in Huntington, West Virginia.

        (C) SEVERABILITY. If any provision of this Agreement, as applied to any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.


        (D) AMENDMENT. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

        (E) NONASSIGNABILITY. Neither the Executive nor his estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

        (F) BINDING EFFECT. This Agreement shall be binding upon and insure to the benefit of the Executive (and his personal representative), the Employer and any successor organization or organizations which shall succeed to substantially all of the business and property of the Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Employer or otherwise, including by operation of law.

        (G) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of West Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             EXECUTIVE:

                                             __________________________________


                                             THE TWENTIETH STREET BANK


                                             By: _____________________________


                                                 Its: _______________________